EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference of our report, dated February 11, 2005 (September 30, 2005 as to the effects of the restatement), appearing in this amended and restated Annual Report on Form 10-KSB/A of Flexible Solutions International, Inc. for the year ended December 31, 2004 in the previously filed Registration Statements of Flexible Solutions International, Inc. on Form S-3 (File No. 333-124751) and on Form S-3/A (File No. 333-124751).


                                       /s/ "CINNAMON JANG WILLOUGHBY & COMPANY,"
                                       Chartered Accountants

Burnaby, British Columbia
November 10, 2005